Rule 424(b)(3)
Registration No. 333-132201

Pricing Supplement dated May 21, 2007
(To Prospectus dated March 7, 2006
and Prospectus Supplement dated March 7, 2006)

TOYOTA MOTOR CREDIT CORPORATION
Medium-Term Notes, Series B - Fixed Rate

Capitalized terms used in this Pricing Supplement that are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

CUSIP: 89233PF92

Principal Amount (in Specified Currency): $205,000,000
Issue Price: 100%
Trade Date: May 21, 2007
Original Issue Date: May 24, 2007
Stated Maturity Date: June 2, 2008

Interest Rate: 5.32% per annum
Interest Payment Dates: December 2, 2007 and at Maturity

Net Proceeds to Issuer: 99.85%
Agent's Discount or Commission: 0.15%
Agent: Toyota Financial Services Securities USA Corporation
Agent's Capacity:
	[X ] Agent
	[ ] Principal

Day Count Convention:
	[X]  30/360
	[ ]  Actual/360
	[ ]  Actual/Actual

Redemption: Not Applicable
Redemption Dates:
Notice of Redemption:

Repayment: Not Applicable
Optional Repayment Date(s):
Repayment Price:




Original Issue Discount:	 No
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

Specified Currency: U.S. dollars
Minimum Denominations: $1,000 and $1,000 increments thereafter
Form of Note:
	[X] Book-entry only
	[ ] Certificated